Exhibit 10.4(a)

UNDERSTANDING RELATED TO LICENSE, DEVELOPMENT, AND COMMERCIALIZATION AGREEMENT
This UNDERSTANDING RELATED TO LICENSE, DEVELOPMENT, AND COMMERCIALIZATION AGREEMENT (the “Understanding”) is made effective March 1, 2020 (the “Understanding Effective Date”) and hereby reflects the Parties’ understanding related to the LICENSE, DEVELOPMENT, AND COMMERCIALIZATION AGREEMENT (collectively, with all amendments thereto, being referred to as the “Agreement”) dated December 11, 2013 by and between Neotope Biosciences Limited (as of January 5, 2015 Prothena Biosciences limited, “Prothena Ireland”) with respect to all rights and obligations under this Agreement outside of the United States, and Prothena Biosciences Inc. (“Prothena US”) with respect to all rights and obligations under this Agreement in the United States (Prothena US, together with Prothena Ireland, “Prothena”), on the one hand, and F. Hoffmann-La Roche Ltd (“Roche Basel”) with respect to all rights and obligations under this Agreement outside of the United States, and Hoffmann-La Roche Inc. (“Roche Nutley”) with respect to all rights and obligations under this Agreement in the United States (Roche Nutley, together with Roche Basel, “Roche”), on the other hand. All capitalized terms used herein shall have the meaning ascribed herein or in the Agreement.
RECITALS
WHEREAS, Prothena Ireland and Roche Basel have entered into a license agreement dated March 1, 2020 (the “Diagnostics Agreement”);
WHEREAS, Prothena and Roche view the Diagnostics Agreement as separate from and independent of the Agreement, the Diagnostics Agreement raises potential conflicts with the Agreement, including with respect to termination, compensation and exclusivity;
WHEREAS, Prothena and Roche want to avoid having to amend the Agreement and therefore agree to the provisions set forth in this Understanding.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Amendment and intending to be legally bound, the Parties agree as follows:
Any Product Exploited in the Field in the Territory (as such terms are defined in the Diagnostics Agreement) shall be exclusively governed by the Diagnostics Agreement (and not by the Agreement) and that no Party shall raise any issue that the Agreement is in any way breached by the mere existence of the Diagnostics Agreement. Notwithstanding the foregoing, any use of Licensed Know-How or Licensed Patents (as such terms are defined in the Diagnostics Agreement) outside the Field or any disputes related thereto shall be governed by the Agreement.

The Diagnostics Agreement, including the exhibits attached thereto, constitutes and contains the complete, final and exclusive understanding and agreement of Roche and Prothena with respect to the subject matter of the Diagnostics Agreement, and for the Term (as defined in the Diagnostics Agreement) expressly supersedes Sections 2.1-2.3, 3.1, 12.3(c), 12.5(b), 12.6(b)-(e), 12.7(b), and 12.7(c) of the Agreement with respect to the subject matter of the Diagnostics

Exhibit 10.4(a)

Agreement. Except as expressly stated herein, the terms and conditions of the Agreement remain in full force and effect and shall control in the event of a conflict between the Agreement and the Diagnostics Agreement.

Exhibit 10.4(a)

IN WITNESS WHEREOF, the Parties have caused this Understanding to be executed effective as of the Understanding Effective Date by their duly authorized representatives as set forth below.

PROTHENA BIOSCIENCES LIMITED        PROTHENA BIOSCIENCES INC

By: /s/ Ashley Keating         By: /s/ Karin Walker

Name: Ashley Keating         Name: Karin Walker

Title: V.P., Technical Operations         Title: Chief Accounting Officer

F. HOFFMANN-LA ROCHE LTD      HOFFMANN-LA ROCHE INC.

By: /s/ Stefan Arnold         By: /s/ John P. Parise

Name: Stefan Arnold         Name: John P. Parise

Title: Head Legal Pharma         Title: Authorized Signatory

By: /s/ Tim Steven

Name: Tim Steven

Title: Global Alliance and Asset Management Director